Exhibit 99.1

         America Service Group Announces First Quarter Results


    BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 28, 2003--America Service Group (NASDAQ:ASGR)

    First Quarter Highlights:

    -- Net income increase of 46.5% from the prior year period to $2.9 million

    -- Diluted earnings per share increase of 27.8% from the prior year period to $0.46

    -- EBITDA increase of 16.5% from the prior year period to $5.2 million

    --  Net cash provided by operations of $7.0 million in the quarter

    -- Net Debt Outstanding reduced $8.1 million in the quarter to $27.9 million

    America Service Group Inc. (NASDAQ:ASGR) announced today results for the first quarter ended March 31, 2003.
    Commenting on first quarter results, Michael Catalano, chairman, president and chief executive officer of America Service Group, said, "The Company posted strong financial results and excellent cash flow for the quarter. We were particularly pleased by the Rikers Island contract extension. Also, we continue to receive many positive client evaluations of the Company's performance, reflecting the dedicated work of our clinicians and improving the prospects of expanding our services."

    FAS 144 Impact on Income Statement Presentation Format

    As noted in our annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 ("FAS 144") to all service contracts that expired subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company's consolidated income statement separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders' equity.
    As a result of the application of FAS 144, "healthcare revenues" and "healthcare expenses" on the Company's consolidated income statement for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss "Total Revenues," "Total Healthcare Expenses," and "Total Gross Margin," which will include all of the Company's revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses.

    First Quarter Results

    Healthcare revenues for the first quarter of 2003 were $133.1 million, an increase of 21.3% over the prior year quarter. Total Revenues for the first quarter of 2003 were $136.9 million, a decrease of 0.7% from the prior year quarter.
    Healthcare expenses for the first quarter of 2003 were $124.6 million, or 93.7% of healthcare revenues, as compared with $103.1 million, or 94.0% of healthcare revenues, in the prior year quarter. Total Healthcare Expenses for the first quarter of 2003 were $128.2 million, or 93.6% of Total Revenues, as compared with $129.3 million, or 93.8% of Total Revenues, in the prior year quarter.
    Gross margin for the first quarter of 2003 was $8.4 million, or 6.3% of healthcare revenues, as compared with $6.6 million, or 6.0% of healthcare revenues, in the prior year quarter. Total Gross Margin for the first quarter of 2003 was $8.7 million, or 6.4% of Total Revenues, as compared with $8.6 million, or 6.2% of Total Revenues, in the prior year quarter.
    Selling, general and administrative expenses for the first quarter of 2003 were $3.5 million, or 2.6% of healthcare revenues, as compared with $4.1 million, or 3.7% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the first quarter of 2003 were 2.5% of Total Revenues, as compared with 3.0% of Total Revenues in the prior year quarter.
    EBITDA for the first quarter of 2003 was $5.2 million, an increase of 16.5% as compared with $4.5 million in the prior year quarter. As reflected in the attached schedule, the Company defines EBITDA as earnings before interest, taxes, depreciation, amortization and certain non-recurring items. The Company includes in EBITDA the results of discontinued operations under the same definition. There were no items considered to be non-recurring in the first quarter of 2003 or 2002.
    Depreciation and amortization expense for the first quarter of 2003 was $1.1 million, as compared with $1.2 million in the prior year quarter.
    Net interest expense for the first quarter of 2003 was $1.1 million, as compared with $1.5 million in the prior year quarter.
    Income tax expense for the first quarter of 2003 was $166,000, as compared with a benefit of $173,000 in the prior year quarter.
    Income from continuing operations for the first quarter of 2003 was $2.6 million, or 2.0% of healthcare revenues, as compared with $43,000 in the prior year quarter.
    Income from discontinued operations for the first quarter of 2003 was $256,000, as compared with $1.9 million in the prior year quarter. A schedule of the components of the income from discontinued operations for the first quarters of 2003 and 2002 is set forth below (in thousands).


                                         Three Months Ended,
                                 March 31,  % of    March 31,  % of
                                  2003     Revenue    2002    Revenue
                                 -------    -----   -------    -----
Healthcare revenues              $ 3,815    100.0   $28,188    100.0
Healthcare expenses                3,550     93.1    26,227     93.0
                                 -------    -----   -------    -----
 Gross margin                        265      6.9     1,961      7.0
Depreciation and amortization          5      0.1        22      0.1
                                 -------    -----   -------    -----
 Income from discontinued
  operations before tax              260      6.8     1,939      6.9
Income tax provision                   4      0.1         3       --
                                 -------    -----   -------    -----
Income from discontinued
 operations, net of tax             $256      6.7    $1,936      6.9
                                 =======    =====   =======    ======


    Net income for the first quarter of 2003 was $2.9 million, or 2.2% of healthcare revenues, an increase of 46.5% from $2.0 million, or 1.8% of healthcare revenues, in the prior year quarter.
    Net income per common share for the first quarter of 2003 was $0.47 basic and $0.46 diluted, an increase of 30.6% and 27.8%, respectively, from $0.36 basic and diluted in the prior year quarter.
    Net cash provided by operating activities for the first quarter of 2003 was $7.0 million, as compared with $2.2 million in the prior year quarter. Included as a reduction to net cash provided by operating activities was utilization of the loss contract reserve of $1.1 million in the first quarter of 2003, as compared with $1.9 million in the prior year quarter.
    Total debt was reduced $8.5 million in the first quarter of 2003 to $37.5 million. Net Debt Outstanding was $27.9 million at March 31, 2003, as compared with $36.0 million at December 31, 2002, and $46.1 at March 31, 2002. The Company defines "Net Debt Outstanding" as total debt outstanding less cash, cash equivalents and restricted cash.
    Consistent with guidance in the Financial Accounting Standards Board Emerging Issues Task Force Consensus 95-22, "Balance Sheet Classification of Borrowings Outstanding Under Revolving Credit Agreements that Include Both a Subjective Acceleration Clause and a Lock-Box Agreement," the Company has classified it revolving credit facility balance outstanding at March 31, 2003, of $33.1 million as a current liability. The classification of the revolving credit facility as a current liability is entirely the result of a combination of a typical material adverse effect acceleration clause in the loan agreement and the existence of a mandatory lock-box agreement. The revolving credit facility has a final expiration date of October 31, 2005.
    Total stockholders' equity was $18.6 million at March 31, 2003, as compared with $14.3 million at December 31, 2002, and negative $1.3 million at March 31, 2002.
    A listen-only simulcast and 30-day replay of America Service Group's first quarter conference call and a copy of the press release containing the related financial information will be available online at www.asgr.com/investorcenter/newsreleases, or www.companyboardroom.com on April 29, 2003, beginning at 11:00 a.m. Eastern time.
    America Service Group Inc., based in Brentwood, Tennessee, is the leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates.
    This press release may contain "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risk and uncertainty that actual results may differ materially from those projected in the forward-looking statements including, without limitation, risks related to the following: the Company's ability to retain existing client contracts and obtain new contracts; whether or not government agencies continue to privatize correctional healthcare services; increased competition for new contracts and renewals of existing contracts; the Company's ability to execute its expansion strategies; the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage; and the Company's dependence on key personnel. A discussion of these important factors and assumptions regarding the statements and risks involved is contained in the Company's annual report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.


                      AMERICA SERVICE GROUP INC.
                     CONSOLIDATED INCOME STATEMENT
                 (In thousands, except per share data)

                                           Three Months Ended
                                  March 31,  % of   March 31,  % of
                                    2003    Revenue   2002    Revenue
                                  --------   -----  --------   -----
Healthcare revenues               $133,068   100.0  $109,667   100.0
Healthcare expenses                124,622    93.7   103,052    94.0
                                  --------   -----  --------   -----
  Gross margin                       8,446     6.3     6,615     6.0
Selling, general and
 administrative expenses             3,478     2.6     4,085     3.7
Depreciation and amortization        1,096     0.8     1,161     1.1
                                  --------   -----  --------   -----
  Income from operations             3,872     2.9     1,369     1.2
Interest, net                        1,063     0.8     1,499     1.3
                                  --------   -----  --------   -----
  Income (loss) before income
   tax provision (benefit)           2,809     2.1      (130)   (0.1)
Income tax provision (benefit)         166     0.1      (173)   (0.1)
                                  --------   -----  --------   -----
  Income from continuing operations  2,643     2.0        43      --
Income from discontinued
 operations, net of tax                256     0.2     1,936     1.8
                                  --------   -----  --------   -----
 Net income                         $2,899     2.2    $1,979     1.8
                                  ========   =====  ========   =====

Income per common share - basic:
 Income from continuing operations   $0.43             $0.01
 Income from discontinued
  operations, net of tax              0.04              0.35
                                  --------          --------
  Net income                         $0.47             $0.36
                                  ========          ========

Income per common share - diluted:
 Income from continuing operations   $0.42             $0.01
 Income from discontinued
  operations, net of tax              0.04              0.35
                                  --------          --------
  Net income                         $0.46             $0.36
                                  ========          ========

Weighted average shares outstanding:
 Basic                               6,208             5,440
                                  ========          ========
 Diluted                             6,350             5,526
                                  ========          ========


                      AMERICA SERVICE GROUP INC.
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                 Mar. 31,    Dec. 31,
                                                   2003        2002
                                                 --------   --------
ASSETS

Current assets:
 Cash and cash equivalents                         $3,370     $3,770
 Restricted cash                                    6,250      6,250
 Accounts receivable, healthcare
  and other less allowances                        61,300     72,477
 Inventories                                        6,375      6,390
 Prepaid expenses and other current assets         11,568     13,100
                                                 --------   --------
Total current assets                               88,863    101,987
Property and equipment, net                         5,733      6,240
Goodwill, net                                      43,896     43,896
Contracts, net                                     11,641     12,048
Other intangibles, net                              1,433      1,483
Other assets                                        5,094      5,852
                                                 --------   --------
Total assets                                     $156,660   $171,506
                                                 ========   ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                 $37,575    $40,892
 Medical claims liability                          12,407     13,697
 Accrued expenses                                  30,565     33,482
 Deferred revenue                                   5,044      6,203
 Current portion of loss contract reserve           3,369      3,306
 Current portion of long-term debt                  1,667      1,667
 Revolving credit facility classified
  as current per EITF 95-22                        33,078     41,135
                                                 --------   --------
Total current liabilities                         123,705    140,382
Noncurrent portion of accrued expenses              7,120      7,924
Noncurrent portion of loss contract reserve         4,489      5,681
Long-term debt, net of current portion              2,777      3,194
                                                 --------   --------
Total liabilities                                 138,091    157,181
Stockholders' equity:
 Common stock                                          63         61
 Additional paid-in capital                        37,923     36,561
 Stockholders' notes receivable                    (1,260)    (1,241)
 Accumulated deficit                              (18,157)   (21,056)
                                                 --------   --------
Total stockholders' equity                         18,569     14,325
                                                 --------   --------
Total liabilities and stockholders' equity       $156,660   $171,506
                                                 ========   ========

                      AMERICA SERVICE GROUP INC.
                 CONSOLIDATED STATEMENT OF CASH FLOWS
                            (In thousands)
                                                  Three Months Ended
                                                        March 31,
                                                    2003        2002
                                                 ---------   --------
Operating Activities:
Net income                                          $2,899     $1,979
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                      1,101      1,183
  Loss on retirement of fixed assets                   114         36
  Finance cost amortization                            139        232
  Interest on stockholders' notes receivable           (18)       (20)
  Other comprehensive income charged
   to interest expense                                --          181
  Changes in operating assets and liabilities:
   Accounts receivable, healthcare and other        11,176     (3,937)
   Inventories                                          15       (187)
   Prepaid expenses and other current assets         1,533     (1,703)
   Other assets                                        618        (15)
   Accounts payable                                 (3,317)     1,567
   Medical claims liability                         (1,290)      (392)
   Accrued expenses                                 (3,720)     4,598
   Deferred revenue                                 (1,159)       616
   Loss contract reserve                            (1,129)    (1,905)
                                                  --------   --------
Net cash provided by operating activities            6,962      2,233
                                                  --------   --------

Investing Activities:
Capital expenditures                                  (252)      (316)
                                                  --------   --------
Net cash used in investing activities                 (252)      (316)
                                                  --------   --------

Financing Activities:
Net payments on line of credit                      (8,474)    (8,969)
Payment of deferred financing costs                   --         (348)
Issuance of common stock                               205       --
Exercise of stock options                            1,159       --
                                                  --------   --------
Net cash used in financing activities               (7,110)    (9,317)
                                                  --------   --------

Net decrease in cash and cash equivalents             (400)    (7,400)
Cash and cash equivalents at beginning of period     3,770     10,382
                                                  --------   --------
Cash and cash equivalents at end of period          $3,370     $2,982
                                                  ========   ========


                      AMERICA SERVICE GROUP INC.
          DISCUSSION AND RECONCILIATION OF NON-GAAP MEASURES
                            (In thousands)

This release contains certain financial information not derived in accordance with accounting principles generally accepted in the United States ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.

EBITDA

The Company defines EBITDA as earnings before interest expense, income taxes, depreciation, amortization and certain non-recurring items. The Company includes in EBITDA the results of discontinued operations under the same definition. There were no items considered to be non-recurring in the first quarter of 2003 or 2002.

Management uses EBITDA to evaluate financial performance of the Company. EBITDA is commonly used as an analytical indicator within the healthcare industry and also serves as a measure of leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under GAAP, as items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies.


          RECONCILIATION OF INCOME FROM OPERATIONS TO EBITDA

                                                   Three Months Ended
                                                        March 31,
                                                    2003        2002
                                                  --------   --------
Income from operations                              $3,872     $1,369
Depreciation and amortization                        1,096      1,161
Income from discontinued operations                    256      1,936
Depreciation and taxes included in
 income from discontinued operations                     9         25
                                                  --------   --------
EBITDA                                              $5,233     $4,491
                                                  ========   ========

NET DEBT OUTSTANDING

The Company defines Net Debt Outstanding as total debt outstanding less cash, cash equivalents and restricted cash. The Company believes that Net Debt Outstanding provides useful information regarding a company's indebtedness and is useful to investors to assist them in analyzing liquidity. The Company uses Net Debt Outstanding as well as other financial measures in connection with its decision-making activities. Net Debt Outstanding should not be considered in isolation or as a substitute for financial information provided in the Company's consolidated balance sheet and statement of cash flows calculated in accordance with GAAP. The Company's method for calculating Net Debt Outstanding may not be comparable to methods used by other companies.

                  CALCULATION OF NET DEBT OUTSTANDING

                                      Mar. 31,   Dec. 31,    Mar. 31,
                                        2003       2002        2002
                                     ---------   ---------   --------
Current portion of long-term debt       $1,667     $1,667    $   --
Revolving credit facility               33,078     41,135      49,131
Long-term debt, net of current portion   2,777      3,194        --
Cash and cash equivalents               (3,370)    (3,770)     (2,982)
Restricted cash                         (6,250)    (6,250)       --
                                      --------   --------    --------
Net Debt Outstanding                   $27,902    $35,976     $46,149
                                      ========   ========    ========


   TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN

The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses.

The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company's performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, "healthcare revenues," "healthcare expenses," and "gross margin" on the Company's consolidated income statement for any period presented will only include revenues and expenses from continuing contracts.


        RECONCILIATION OF HEALTHCARE REVENUES TO TOTAL REVENUES

                                                   Three Months Ended
                                                        March 31,
                                                    2003       2002
                                                  --------   --------
Healthcare revenues                               $133,068   $109,667
Healthcare revenues included in
 income from discontinued operations                 3,815     28,188
                                                  --------   --------
Total Revenues                                    $136,883   $137,855
                                                  ========   ========

  RECONCILIATION OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

                                                   Three Months Ended
                                                        March 31,
                                                    2003        2002
                                                  --------   --------
Healthcare expenses                               $124,622   $103,052
Healthcare expenses included in
 income from discontinued operations                 3,550     26,227
                                                  --------   --------
Total Healthcare Expenses                         $128,172   $129,279
                                                  ========   ========

         RECONCILIATION OF GROSS MARGIN TO TOTAL GROSS MARGIN

                                                   Three Months Ended
                                                        March 31,
                                                    2003        2002
                                                  --------   --------
Gross margin                                        $8,446     $6,615
Gross margin included in
 income from discontinued operations                   265      1,961
                                                  --------   --------
Total Gross Margin                                  $8,711     $8,576
                                                  ========   ========



    CONTACT: America Service Group Inc., Brentwood
             Michael Catalano, 615/373-3100
             Michael W. Taylor, 615/373-3100